Exhibit 10.2

June 12, 2010

Mr. Liang Li
Director of Business Management Department
China United Coal Bed Methane Corporation Ltd.

With regard to the Shouyang Project CBM Purchase and Sale Contract dated June 12, 2010, CUCBM and FEEB agree that CUCBM is the sole signatory to the GSA, but FEEB is one of the beneficiaries under the GSA.  CUCBM and FEEB agree that FEEB and its affiliates may disclose the contents of the GSA to potential investors and consultants or otherwise as required by the rules of any stock exchange, applicable law, or a valid court order.  CUCMB and FEEB understand that they are each respectively entitled to their share of any VAT refunds and government subsidies under the current government policies related to sales of gas from the Shouyang PSC area.

Yours truly,

FAR EAST ENERGY (BERMUDA), LTD.

/s/ Michael R. McElwrath
Name: Michael R. McElwrath
Title: Chairman

Agreed and Accepted this 12 day of June, 2010.

Business Management Department, China United Coal Bed Methane Corporation Ltd.

By:	/s/ Liang Li

Printed Name:	Liang Li

Title: